Exhibit 10.4

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of July 2, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by FTC Solar, Inc., a Delaware corporation (the “Grantor”) in favor of Acquiom Agency Services LLC, as administrative agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS the Grantor is party to a Guarantee and Collateral Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the other grantors from time to time party thereto and the Administrative Agent, pursuant to which the Grantor granted a security interest to the Administrative Agent in the Patent Collateral (as defined below) and is required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Administrative Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms used herein (including in the preamble of this Agreement) shall have the meanings given to them in the Collateral Agreement and the Credit Agreement (as defined in the Collateral Agreement), as applicable.

SECTION 2. GRANT OF SECURITY INTEREST

The Grantor, as security for the payment and performance in full of the Obligations, hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(i) all letters patent of the United States or the equivalent thereof elsewhere in the world in or to which the Grantor now or hereafter owns any right, title or interest therein, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof elsewhere in the world, including registrations, recordings and pending applications in the United States Patent and Trademark Office (“USPTO”) or any successor or any similar offices throughout the world, including any of the foregoing listed in Schedule A hereto and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein,

(ii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing,

(iii) all rights corresponding to the foregoing throughout the world, and

(iv) to the extent not otherwise included, all proceeds and products of any and all of the foregoing, all accessions to any of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing.

SECTION 3. COLLATERAL AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the ratable benefit of itself and the other Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement, the provisions of the Collateral Agreement shall control.

SECTION 4. RECORDATION

The Grantor hereby authorizes and requests that the USPTO and other like patent offices throughout the world record this Agreement. The Grantor agrees to cooperate as reasonably requested by the Administrative Agent, with respect to the execution of any documents, or other actions, reasonably required in order to effectuate the intent of this Agreement.

SECTION 5. TERMINATION

This Agreement shall terminate and the lien on and security interest in the Patent Collateral shall be released upon the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments of the Lenders under the Credit Agreement. Upon the termination of this Agreement, the Administrative Agent shall, at the sole expense of the Grantor, execute all documents, make all filings and take all other actions reasonably requested by the Grantor to evidence and record the release of the lien on and security interests in the Patent Collateral granted herein.

SECTION 6. GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 7. COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Agreement may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper and (iii) it is being provided with an electronic or paper copy of this Agreement in a usable format.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FTC SOLAR, INC., as Grantor

By:	/s/ Cathy Behnen
Name: Cathy Behnen
Title: Chief Financial Officer

Signature Page to Patent Security Agreement

Acknowledged and Agreed:

ACQUIOM AGENCY SERVICES LLC, as Administrative Agent

By:	/s/ Veronica Colón
Name: Veronica Colón
Title: Senior Director

Signature Page to Patent Security Agreement